TEMPLETON FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION

     Templeton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies in accordance with
Section 2-208 and Section 2-8.1 of the Maryland General Corporation Law, to the Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     SECOND: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue a total of Three Billion Seven Hundred Million (3,700,000,000) shares of Common Stock, par value of $1.00 per share, having an aggregate par value of Three Billion Seven Hundred Million dollars ($3,700,000,000). Of such Three Billion Seven Hundred Million (3,700,000,000) shares of Common Stock, One Billion Two Hundred Million (1,200,000,000) shares have been classified as, and allocated to, the Templeton World Fund series of the Corporation, and Two Billion Five Hundred Million (2,500,000,000) shares have been classified as, and allocated to, the Templeton Foreign Fund series of the Corporation. The shares of the Templeton World Fund series have been further sub-divided into classes (sub-series) as follows:

          (i) Eight Hundred Million (800,000,000) shares have been classified as Templeton World Fund Class A shares of Common Stock;

          (ii) Two Hundred Million (200,000,000) shares have been classified as Templeton World Fund Class B shares of Common Stock;

          (iii) Two Hundred Million (200,000,000) shares have been classified as Templeton World Fund Class C shares of Common stock;

The shares of the Templeton Foreign Fund series have been further sub-divided into classes (sub-series) as follows:

          (i) Two Billion (2,000,000,000) shares have been classified as Templeton Foreign Fund Class A shares of Common Stock;

          (ii)   One  Hundred  Million   (100,000,000)   shares  have  been
          classified as Templeton Foreign Fund Class B shares of Common Stock;

          (iii) Three Hundred Million (300,000,000) shares have been classified as Templeton Foreign Fund Class C shares of Common Stock; and

          (iv) One Hundred Million (100,000,000) shares have been classified as Templeton Foreign Fund Advisor Class shares of Common Stock.

     THIRD: The Board of Directors of the Corporation, at a meeting held on October 8, 2001, adopted resolutions increasing the aggregate number of shares of Common Stock that the Corporation has authority to issue from Three Billion Seven Hundred Million (3,700,000,000) shares to Three Billion Eight Hundred Million (3,800,000,000) shares, and classifying and allocating such One Hundred Million (100,000,000) shares of authorized, unissued and unclassified Common Stock to the Templeton Foreign Fund series. The Board also adopted resolutions designating one additional class of the Common Stock of the Templeton Foreign Fund series as the "Templeton Foreign Fund Class R" shares (the "Class R shares"), and classifying and allocating One Hundred Million (100,000,000)
shares of authorized, unissued and unclassified Common Stock to the Class R shares.

     FOURTH: The Class R shares shall represent proportionate interests in the same portfolio of investments as the existing classes of Common Stock of the Templeton Foreign Fund series of the Corporation. The Class R shares shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the existing classes of shares of the Templeton Foreign Fund series, all as set forth in the Corporation's Articles of Incorporation, as amended and supplemented (the "Articles of Incorporation") except for the differences therein or hereinafter set forth:

          1. The dividends and distributions of investment income and capital gains with respect to the Class R shares of the Templeton Foreign Fund series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to that class from the dividends and distributions of investment income and capital gains with respect to the other classes of shares of the Templeton Foreign Fund series, to reflect differing allocations of the expenses of the Templeton Foreign Fund series among the classes, which may include, without limitation, reductions for payments of fees under any Rule 12b-1 plan adopted for and relating to the Class R shares in accordance with the 1940 Act, and any resultant difference among the net asset value per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Templeton Foreign Fund series among its classes of Common Stock, shall be determined by the Board of Directors in a manner that is consistent with any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the 1940 Act.

          2. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of Class R shares of the Templeton Foreign Fund series Common Stock shall have: (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of Class R shares of the Templeton Foreign Fund series, including, without limitation, the provisions of any plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "12b-1 Plan") for the Class R shares; (ii) voting rights with respect to the provisions of any 12b-1 Plan that may in the future (as a result of any conversion of the Class R shares or otherwise) affect Class R shares; and (iii) no voting rights with respect to the provisions of any 12b-1 Plan applicable to any other class of the Templeton Foreign Fund series Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of Class R shares.

     FIFTH: As supplemented hereby, the Corporation's Articles of Incorporation authorize the issuance of Three Billion Eight Hundred Million (3,800,000,000) shares of Common Stock, par value of $1.00 per share, having an aggregate par value of Three Billion Eight Hundred Million dollars ($3,800,000,000). Of such Three Billion Eight Hundred Million (3,800,000,000) shares of Common Stock, One Billion Two Hundred Million (1,200,000,000) shares have been classified as, and allocated to, the Templeton World Fund series, and Two Billion Six Hundred Million (2,600,000,000) shares have been classified as, and allocated to, the Templeton Foreign Fund series. The shares of the Templeton World Fund series have been further sub-divided into classes (sub-series) as follows:

          (i) Eight Hundred Million (800,000,000) shares have been classified as Templeton World Fund Class A shares of Common Stock;

          (ii) Two Hundred Million (200,000,000) shares have been classified as Templeton World Fund Class B shares of Common Stock;

          (iii) Two Hundred Million (200,000,000) shares have been classified as Templeton World Fund Class C shares of Common stock;

The shares of the Templeton Foreign Fund series have been further sub-divided into classes (sub-series) as follows:

          (i) Two Billion (2,000,000,000) shares have been classified as Templeton Foreign Fund Class A shares of Common Stock;

          (ii) One Hundred million (100,000,000) shares have been classified as Templeton Foreign Fund Class B shares of Common Stock;

          (iii) Three Hundred Million (300,000,000) shares have been classified as Templeton Foreign Fund Class C shares of Common Stock; and

          (iv) One Hundred Million (100,000,000) shares have been classified as Templeton Foreign Fund Advisor Class shares of Common Stock.

          (v) One Hundred Million 100,000,000) shares have been classified as Templeton Foreign Fund Class R shares of Common Stock.

     SIXTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law; and the Class R shares of Common Stock of the Templeton Foreign Fund series of the Corporation designated and classified pursuant to these Articles Supplementary have been so designated and classified by the Board of Directors under the authority contained in the Corporation's Articles of Incorporation.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and witnessed on this 27th day of December, 2001.

                                             TEMPLETON FUNDS, INC.

                                             By:/s/ROBERT C. ROSSELOT
                                                -----------------------------
                                                Robert C. Rosselot
                                                Assistant Secretary


WITNESS:/s/LORI A. WEBER
        -----------------------
        Lori A. Weber
        Assistant Secretary